EXHIBIT 5.1

Skadden, Arps, Slate, Meagher & Flom llp

ONE MANHATTAN WEST

NEW YORK, NEW YORK 10001 TEL: (212) 735-3000 FAX: (212) 735-2000/1 www.skadden.com July 1, 2022

FIRM/AFFILIATE OFFICES

-----------

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

-----------

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Broadscale Acquisition Corp.

1845 Walnut Street, Suite 1111,

Philadelphia, PA 19103

RE: Broadscale Acquisition Corp. –
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Broadscale Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-262287) filed by the Company on January 21, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 filed by the Company on March 18, 2022, and Pre-Effective Amendment No. 2, to be filed on the date hereof (as so amended, the “Registration Statement”), by the Company with the Commission under the Securities Act, relating to the registration of 8,449,418 shares (the “Registered Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “New Voltus Common Stock”), that may become issuable upon the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 30, 2021, (the “Merger Agreement”) by and among the Company, Velocity Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”) and Voltus Inc., a Delaware corporation (“Voltus”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Voltus (the “Merger”) with Voltus being the surviving corporation and wholly-owned subsidiary of the Company (the “Merger” and the effective time of the merger, the “Effective Time”). We refer herein to (a) the consummation thereof as the “Closing”, (b) the date of the Closing as the “Closing Date” and (c) the Company following effectiveness of the Merger as “New Voltus”.

Broadscale Acquisition Corp.

July 1, 2022

At the Effective Time, among other things, all outstanding shares of Voltus Capital Stock (as defined below) and Voltus Awards (as defined below) will be cancelled and converted into (i) the right to receive the applicable portion of the Aggregate Merger Consideration (as defined below) and (ii) the right to receive Earnout Shares (as defined below) (to the extent due and issuable) (with any resulting fractional share rounded down to the nearest whole number) in the following order of priority:

(a)	first, each outstanding share of Voltus Series C Preferred Stock, par value $0.0001 per share (the “Voltus Series C Preferred Stock), will be converted into the right to receive 4.195485 shares of New Voltus (the “Series C Issuance”);

(b)	second,

i.	each outstanding share of Voltus Series A Preferred Stock, Voltus Series B Preferred Stock and Voltus Common Stock (each, as defined below) will be converted into the right to receive a number of shares of New Voltus Common Stock equal to the Exchange Ratio (as defined below) that is applicable to such share;

ii.	each outstanding Voltus Option (as defined below) will be converted into the right to purchase a number of whole shares of New Voltus Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Voltus Common Stock subject to the applicable Voltus Option multiplied by (ii) the Exchange Ratio (each, a “New Voltus Option”). The per-share exercise price for each New Voltus Option will equal (i) the per-share exercise price of the applicable Voltus Option divided by (ii) the Exchange Ratio; and

iii.	each outstanding Voltus RSU Award (as defined below) will be converted into the right to receive an award of restricted stock units of New Voltus covering a number of whole shares of New Voltus Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Voltus Common Stock subject to the applicable Voltus RSU Award multiplied by (ii) the Exchange Ratio, and will be subject to the same terms and conditions as were applicable to such Voltus RSU Award (each, a “New Voltus RSU Award”).

(c)	third, solely to the extent due and issuable pursuant to the terms of the Merger Agreement, each outstanding share of Voltus Series A Preferred Stock, Voltus Series B Preferred Stock and Voltus Common Stock will be converted into the right to receive a number of Earnout Shares equal to the Earnout Catch Up Ratio (as defined below, and, each share of Voltus Common Stock subject to a Voltus Option or Voltus RSU Award, to the extent such New Voltus Option has not been forfeited or otherwise terminated without having been exercised or such New Voltus RSU Award has not been forfeited or otherwise terminated without having settled, with respect to any issuance of Earnout Shares, shall be converted into the right to receive a number of Earnout Shares equal to the Earnout Catch Up Ratio; provided that any such Earnout Shares so issued will be subject to the same vesting terms and conditions as the corresponding New Voltus Option or New Voltus RSU Award, as applicable; and

Broadscale Acquisition Corp.

July 1, 2022

(d)	fourth, solely to the extent due and issuable pursuant to the terms of the Merger Agreement, any Earnout Shares not distributed pursuant to the preceding paragraph will be distributed pro rata based on the number of shares of Voltus Capital Stock and shares of Voltus Common Stock subject to Voltus Awards held by holders of Voltus Capital Stock and Voltus Awards (assuming the conversion or exercise thereof) as of immediately prior to the Effective Time; provided that for each share of Voltus Common Stock subject to a Voltus Award, (i) such share of Voltus Common Stock shall be disregarded for these purposes to the extent the corresponding New Voltus Option issued to such holder pursuant to the terms of the Merger Agreement has been forfeited or otherwise terminated without having been exercised or the corresponding New Voltus RSU Award issued to such holder pursuant to the terms of the Merger Agreement has been forfeited or otherwise terminated without having been settled and (ii) any Earnout Shares issued under this step four shall be subject to the same vesting terms and conditions as the corresponding New Voltus Option or New Voltus RSU Award, as applicable.

As used herein:

(a)	“Aggregate Merger Consideration” refers to 75,000,000 shares of New Voltus Common Stock (at a deemed value of $10.00 per share) (subject to increase by an amount equal to the aggregate exercise prices of all converted Voltus Awards divided by $10.00);

(b)	“Earnout Shares” means up to an aggregate of 10,000,000 additional shares of New Voltus Common Stock in three substantially equal tranches which are issuable upon the achievement of share price thresholds for New Voltus Common Stock of $12.50 per share, $15.00 per share and $17.50 per share, respectively;

(c)	“Earnout Catch Up Ratio” means the amount of shares of New Voltus Common Stock equal to 4.195485 shares of New Voltus Common Stock minus the Exchange Ratio; provided that the Earnout Catch Up Ratio shall be adjusted such that New Voltus will not issue more than 10,000,000 Earnout shares in the aggregate;

(d)	“Exchange Ratio” means, with respect to each share of Voltus Series A Preferred Stock, Voltus Series B Preferred Stock and Voltus Common Stock (other than Voltus Treasury Shares (as defined in the Merger Agreement)) or shares of Voltus Common Stock issuable upon (i) exercise of a Voltus Option or (ii) vesting of a Voltus RSU Award, the quotient obtained by dividing (a) the Remaining Merger Consideration by (b) the Remaining Aggregate Fully Diluted Company Shares;

(e)	“Per Share Merger Consideration” refers to the product obtained by multiplying (i) the Exchange Ratio by (ii) $10.00;

(f)	“Remaining Aggregate Fully Diluted Company Shares” means, without duplication, (a) the aggregate number of shares of Voltus Common Stock that are (i) issued and outstanding immediately prior to the Effective Time or (ii) issuable upon, or subject to, the exercise or settlement of Voltus Awards (whether or not then vested or exercisable) that are outstanding immediately prior to the Effective Time, plus (b) the aggregate number of shares of Voltus Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, plus (c) the aggregate number of shares of Voltus Series B Preferred Stock issued and outstanding immediately prior to the Effective Time minus (d) a number of shares of Voltus Common Stock equal to (A) the aggregate exercise price of the Company Options described in subclause (ii) above divided by (B) the Per Share Merger Consideration;

(g)	“Remaining Merger Consideration” means the Aggregate Merger Consideration minus the Series C Issuance;

(h)	“Voltus Awards” refers to Voltus Options and Voltus RSU Awards;

Broadscale Acquisition Corp.

July 1, 2022

(i)	“Voltus Capital Stock” refers to shares of Voltus Common Stock (excluding, for the avoidance of doubt, Voltus Treasury Shares and Voltus Dissenting Shares (as defined in the Merger Agreement)) and Voltus Preferred Stock;

(j)	“Voltus Common Stock” refers to shares of Voltus common stock, par value $0.0001 per share;

(k)	“Voltus Options” refers to options to purchase shares of Voltus Common Stock granted under the Voltus 2016 Equity Incentive Plan (as defined in the Merger Agreement);

(l)	“Voltus RSU Awards” refers to awards of restricted stock units based on shares of Voltus Common Stock granted under the Company Incentive Plan (as defined in the Merger Agreement);

(m)	“Voltus Series A Preferred Stock” refers to the Series A Preferred Stock of Voltus, par value $0.0001 per share; and

(n)	“Voltus Series B Preferred Stock” refers to the Series B Preferred Stock of Voltus, par value $0.0001 per share.

As of the date of the filing of the Registration Statement, the exchange ratio for each class of Voltus Capital Stock was approximately:

Voltus Capital Stock	Exchange Ratio
Voltus Common Stock	3.70431
Voltus Series A Preferred Stock	3.70431
Voltus Series B Preferred Stock	3.70431
Voltus Series C Preferred Stock	4.195485

Immediately prior to the Effective Time, the Company will amend and restate its amended and restated certificate of incorporation.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

Broadscale Acquisition Corp.

July 1, 2022

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) an executed copy of a certificate of Jeffrey F. Brotman, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(d) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect and certified pursuant to the Secretary’s Certificate (the “Current Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 18, 2021);

(e) the form of Second Amended and Restated Certificate of Incorporation of New Voltus attached as Annex B to the joint proxy statement/consent solicitation statement/prospectus included in the Registration Statement (the “A&R Certificate of Incorporation”), which, subject to approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of Incorporation and (ii) become effective prior to the issuance of any Registered Shares certified pursuant to the Secretary’s Certificate;

(f) the Amended and Restated Bylaws of the Company (the “Current Bylaws”), filed as Exhibit 3.2 to the Registration Statement, and certified pursuant to the Secretary’s Certificate;

(g) the form of Amended and Restated Bylaws of New Voltus attached as Annex C to the joint proxy statement/consent solicitation statement/prospectus included in the Registration Statement (the “A&R Bylaws”), which have been approved by the board of directors and will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Registered Shares, certified pursuant to the Secretary’s Certificate;

(h) certain resolutions adopted by the board of directors of the Company, relating to, among other things, the Registration Statement and the Merger, and certified pursuant to the Secretary’s Certificate; and

(i) a certificate from the Secretary of State of the State of Delaware, dated July 1, 2022, as to the existence and good standing of the Company in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

Broadscale Acquisition Corp.

July 1, 2022

In rendering the opinions stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company and (iii) the issuance of the Registered Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the A&R Certificate of Incorporation, the A&R Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of the Registered Shares has been duly authorized, and when (i) the Registration Statement as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act and the Registered Shares are issued pursuant to such Registration Statement, (ii) the stockholders of the Company approve the Merger, (iii) the Merger is consummated in accordance with the Merger Agreement, (iv) the A&R Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and such A&R Certificate of Incorporation becomes effective, (v) the A&R Bylaws become effective and (vi) the Registered Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Registered Shares will be validly issued, fully paid and nonassessable under the DGCL.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP